EXHIBIT 99
                                                                      ----------

BANDAG, INCORPORATED o 2905 N. HWY. 61 o MUSCATINE, IA 52761-5886 o 563/262-1400
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                                          Leading the retread industry worldwide
NEWS
FOR IMMEDIATE RELEASE                             CONTACT:  Warren W. Heidbreder
                                                          Phone:  (563) 262-1260
October 16, 2003                                       Web Site:  www.bandag.com



              BANDAG, INCORPORATED REPORTS 3RD QUARTER EPS OF $1.03


                                  Flash Results
                        Bandag, Inc. (NYSE: BDG and BDGA)
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

(Numbers in Millions, Except Per Share Data)
                                                      Q3 2003      Q3 2002        9 Mos. 2003       9 Mos. 2002
Net Sales                                              $211.4       $245.9           $590.7             $669.5
Income before cumulative effect of accounting           $20.0        $19.6            $31.1              $32.5*
change
Diluted EPS before cumulative effect of                 $1.03        $1.02            $1.61              $1.62*
accounting change
Shares Outstanding - diluted                             19.4         19.2             19.3               20.1
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     *A cumulative effect of accounting change of $47.3 million net of income tax, or $2.35 per diluted share, was recorded in the first quarter of 2002 in accordance with SFAS 142.

MUSCATINE, IOWA, October 16, 2003 -- Bandag, Incorporated (NYSE:BDG and BDGA) today reported consolidated net income of $20.0 million, or $1.03 per diluted share, for third quarter 2003, compared to third quarter 2002 consolidated net income of $19.6 million, or $1.02 per diluted share. Consolidated net sales for third quarter 2003 were $211.4 million, a decline of 14%, compared to consolidated net sales of $245.9 million in the prior year period. The decline was largely attributable to lower sales at Bandag's distribution subsidiary, Tire Distribution Systems, Inc. (TDS), primarily due to the 2002 and 2003 divestitures and closures.


For the first nine months of 2003, Bandag reported consolidated net income of $31.1 million, or $1.61 per diluted share. This compares to a consolidated net loss of $14.7 million, or $0.73 per diluted share for the first nine months of 2002, which included the write-off of goodwill of $47.3 million net of income tax, or $2.35 per diluted share, related to the adoption of SFAS 142 as of January 1, 2002. Results for the first nine months of 2003 were impacted by approximately $0.8 million ($0.5 million after tax, or $0.03 per diluted share) in net charges related to TDS for divestitures and real estate impairment charges. In comparison, results for the first nine months of 2002 were reduced by charges of approximately $10.7 million ($6.7 million after tax, or $0.33


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per diluted share) related to litigation expense and $2.2 million ($1.4 million after tax, or $0.07 per diluted share) related to converting SystemBandag users to the RoadWare(TM) software system. Consolidated net sales for the first nine months of 2003 decreased by 12% to $590.7 million from consolidated net sales of $669.5 million in the prior year period.

In announcing third quarter results, Martin G. Carver, Bandag's Chairman of the Board and Chief Executive Officer, said, "Overall, third quarter net income showed improvement compared to the first six months of the year. Although the North America business unit volume was 4% below the previous year, the U.S. economy appears to be improving and we are cautiously optimistic we will begin to see sustainable sales improvement at the business unit level in the months ahead. Bandag experienced a small unit volume decrease in European markets, which remained soft. Unit volumes in the International markets experienced greater declines due in large part to difficult business climates in those areas."

Reviewing the performance of TDS, Mr. Carver said, "TDS' results were gratifying, with improvement in both sales and operating margins after eliminating sales affected by divestitures and closings. We are pleased that our independent dealers who acquired TDS locations are having success in integrating those operations into their businesses."

Commenting on the outlook for the remainder of the year, Mr. Carver said, "To say that we're confident of an economic rebound in the U.S. for the remainder of the year may overstate the case, given that there are many mixed signals coming from the marketplace. Nonetheless, we are hopeful that positive indicators will lead to sustained improvement in the business climate, attesting to the arrival of economic recovery."


Financial Highlights

o Consolidated net sales for third quarter 2003 were $211.4 million, compared to consolidated net sales of $245.9 million in third quarter 2002, a decline of 14%. Affecting the decline were several factors:

     o North America business unit volume was 4% below the previous year due to freight traffic that continued to be flat for most of the quarter, which adversely affected replacement tire purchasing decisions.

     o Unit volume in the European business unit decreased by 2% and unit volume in the International business unit decreased by 14%.

     o The weaker U.S. dollar had a favorable impact of $4.8 million on consolidated net sales when translating foreign currency denominated results to U.S. dollars.


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     o    TDS divestitures contributed to the decline in sales, which was partially offset by lower inter-company sales eliminations. TDS third quarter 2003 sales declined 42% to $60.1 million primarily due to 2002 and 2003 divestitures and closures. These divested or closed locations had sales of approximately $48.8 million in the third quarter of 2002. Locations that were divested or closed in 2003 contributed $1.7 million to third quarter 2003 sales.

o Operating and other expenses were reduced by 14% to $53.0 million from $61.9 million in the prior year period, primarily due to TDS divestitures.

o Net foreign exchange income of $1.3 million in third quarter 2003 was comparable to the net foreign exchange income of $1.0 million in the third quarter of 2002.

o During third quarter 2003, the North America business unit's operating profit declined by 10%, or $3.1 million, from third quarter 2002, primarily due to lower volume, higher raw material costs and an increase in fleet subsidy.

o Operating income for the European and International business units in third quarter 2003 was generally comparable to the previous year, despite decreases in unit volume.

o During third quarter 2003, TDS recorded a profit of $1.9 million, which included a $0.5 million net gain on divestitures. This compares to an operating loss of $1.0 million in third quarter 2002, which included a $0.3 million loss on divestitures.

Bandag, Incorporated manufactures retreading materials and equipment for its worldwide network of more than 1,100 franchised dealers that produce and market retread tires and provide tire management services. Bandag's traditional business serves end-users through a wide variety of products offered by dealers, ranging from tire retreading and repairing to tire management systems outsourcing for commercial truck fleets. TDS a wholly-owned subsidiary, sells and services new and retread tires.












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                              Bandag, Incorporated
                         Unaudited Financial Highlights
                     (In thousands, except per share data)
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

                                                                            Third Quarter                    Nine Months
                                                                         Ended September 30,             Ended September 30,
                                                                         -------------------             -------------------
Consolidated Statements of Earnings                                     2003             2002           2003            2002
-----------------------------------                                     ----             ----           ----            ----

Net sales                                                              $ 211,390        $ 245,902      $ 590,746       $ 669,542
Interest income                                                            1,298              966          3,506           3,683
Other income                                                               1,624            1,581          5,159           4,816
                                                                    --------------    ------------   ------------    ------------
  Total income                                                           214,312          248,449        599,411         678,041

Cost of products sold                                                    129,791          153,547        374,657         419,714
Operating & other expenses                                                52,993           61,917        174,829         201,372
Interest expense                                                             527            1,829          1,737           5,341
                                                                    --------------    ------------   ------------    ------------
Total expenses                                                           183,311          217,293        551,223         626,427
                                                                    --------------    ------------   ------------    ------------
Income before income taxes and cumulative effect of
  accounting change                                                       31,001           31,156         48,188          51,614
Income taxes                                                              11,006           11,528         17,107          19,097
                                                                    --------------    ------------   ------------    ------------
Income before cumulative effect of accounting change                      19,995           19,628         31,081          32,517
Cumulative effect of accounting change (net of income
  tax benefit of $3,704)                                                       -                -              -         (47,260)
                                                                    --------------    ------------   ------------    ------------
  Net income (loss)                                                    $  19,995        $   19,628     $  31,081       $ (14,743)
                                                                    ==============    ============   ============    ============

Basic earnings (loss) per share
  Income before cumulative effect of accounting change                 $    1.04        $    1.03      $    1.62       $    1.63
  Cumulative effect of accounting change                                       -                -              -           (2.37)
                                                                    --------------    ------------   ------------    ------------
     Net income (loss)                                                 $    1.04        $    1.03      $    1.62       $   (0.74)
                                                                    ==============    ============   ============    ============
Diluted earnings (loss) per share
  Income before cumulative effect of accounting change                 $    1.03        $    1.02      $    1.61       $    1.62

  Cumulative effect of accounting change                                       -                -              -           (2.35)
                                                                    --------------    ------------   ------------    ------------
     Net income (loss)                                                 $    1.03        $    1.02      $    1.61       $   (0.73)
                                                                    ==============    ============   ============    ============
Weighted average shares outstanding
      Basic                                                               19,175           19,091         19,150          19,972
      Diluted                                                             19,378           19,237         19,342          20,141


                                                                            Third Quarter                    Nine Months
                                                                         Ended September 30,             Ended September 30,
                                                                         -------------------             -------------------
Segment Information                                                     2003             2002           2003            2002
-------------------                                                     ----             ----           ----            ----

Net Sales
North America                                                          $ 109,986        $ 103,053      $ 278,559       $ 272,931
Europe                                                                    17,845           16,883         54,661          44,251
International                                                             23,454           22,000         67,080          68,673
TDS                                                                       60,105          103,966        190,446         283,687
                                                                    --------------    ------------   ------------    ------------
  Total net sales                                                      $ 211,390        $ 245,902      $ 590,746       $ 669,542
                                                                    ==============    ============   ============    ============

Segment Operating Profit (Loss)

North America                                                          $  27,000        $  30,082      $  47,295       $  66,016
Europe                                                                      (147)             360            564             549
International                                                              3,714            3,514          9,814           9,676
TDS                                                                        1,867             (959)        (4,615)         (8,369)
Corporate expenses & other                                                (2,204)            (978)        (6,639)        (14,600)
Net interest (expense) income                                                771             (863)         1,769         (1,658)
                                                                    --------------    ------------   ------------    ------------
Income before income taxes and cumulative effect of
  accounting change                                                    $  31,001        $  31,156      $  48,188       $  51,614
                                                                    ==============    ============   ============    ============
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                              Bandag, Incorporated
                         Unaudited Financial Highlights
                                 (In thousands)
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                                                                            September 30,      Dec. 31,
Condensed Consolidated Balance Sheets                                           2003             2002
-------------------------------------                                           ----             ----
Assets:
Cash and cash equivalents                                                    $  179,339       $  129,412
Investments                                                                       9,416           14,261
Accounts receivable - net                                                       156,375          154,484
Inventories                                                                      64,355           59,447
Other current assets                                                             56,122           76,453
                                                                            --------------    ------------
  Total current assets                                                          465,607          434,057

Property, plant, and equipment - net                                            109,546          116,698
Other assets                                                                     69,570           67,072
                                                                            --------------    ------------
  Total assets                                                               $  644,723       $  617,827
                                                                            ==============    ============
Liabilities & shareholders' equity:
Accounts payable                                                             $   24,507       $   26,813
Income taxes payable                                                             24,831           19,883
Accrued liabilities                                                              93,130           93,459
Short-term notes payable and current portion of other obligations                 7,434            7,706
                                                                            --------------    ------------
  Total current liabilities                                                     149,902          147,861

Long-term debt and other obligations                                             45,335           45,373
Deferred income tax liabilities                                                       -                -
Shareholders' equity
  Common stock                                                                   19,251           19,152
  Additional paid-in capital                                                     16,859           13,034
  Retained earnings                                                             454,692          442,251
  Equity adjustment from foreign currency translation                           (41,316)         (49,844)
                                                                            --------------    ------------
    Total shareholders' equity                                                  449,486          424,593
                                                                            --------------    ------------
    Total liabilities & shareholders' equity                                 $  644,723       $  617,827
                                                                            ==============    ============

                                                                                     Nine Months
                                                                                 Ended September 30,
                                                                                 -------------------
Condensed Consolidated Statements of Cash Flows                                 2003             2002
-----------------------------------------------                                 ----             ----
Operating Activities
  Net income (loss)                                                          $   31,081       $  (14,743)
  Cumulative effect of accounting change                                              -           50,964
  Provisions for depreciation and amortization                                   20,295           23,756
  Decrease in operating assets and liabilities - net                                858           36,050
                                                                            --------------    ------------
    Net cash provided by operating activities                                    52,234           96,027
Investing Activities
  Additions to property, plant and equipment                                    (11,319)         (12,618)
  Purchases of investments - net                                                  4,845           (2,357)
  Payments for acquisitions of businesses                                             -           (1,951)

  Proceeds from divestiture of businesses                                        21,449            3,379
                                                                            --------------    ------------
    Net cash provided by (used in) investing activities                          14,975          (13,547)
Financing Activities
  Principal payments on short-term notes payable and other long-term
   liabilities                                                                      (36)            (169)

  Cash dividends                                                                (18,435)         (19,520)

  Purchases of Common Stock                                                        (184)         (40,313)
                                                                            --------------    ------------
    Net cash used in financing activities
                                                                                (18,655)         (60,002)

Effect of exchange rate changes on cash and cash equivalents                      1,373             (272)
                                                                            --------------    ------------
    Increase in cash and cash equivalents
                                                                                 49,927           22,206
Cash and cash equivalents at beginning of year                                  129,412          145,625
                                                                            --------------    ------------
    Cash and cash equivalents at end of period                               $  179,339       $  167,831
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